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                                                                   Exhibit 10.68



                                  AMENDMENT TO
                  OUTSIDE DIRECTORS' COMPENSATION PLAN OF 1998


         This Amendment (the "Amendment") to the Hadco Corporation Outside Directors' Compensation Plan of 1998 (the "Plan") is effective as of November 12, 1998. The Plan shall be amended as follows:


         Section 4.1 of the Plan shall be changed to reduce the number of shares authorized for issuance under the Plan from 24,000 shares to 12,000 shares of Common Stock of Hadco Corporation.

         Except as specifically amended hereby, each of the terms and conditions of the Plan is hereby ratified and confirmed and shall remain in full force and effect.